Roaring Blue Lion’s Failure to File an Application under Banking Laws Nasdaq: HMST May 21, 2018

Washington’s bank The filing requirement under the regulatory laws It is obvious even for non-lawyers that Roaring Blue Lion should have looked into the filing requirements in a highly-regulated industry such as banking. • Washington state law requires that the Washington Department of Financial Institutions Division of Banks (the “DFI”) pre-approve any change in control of a Washington state-chartered bank. The concept of “control” in the Washington Commercial Bank Act is broadly defined to include, inter alia, “the power to vote twenty-five percent or more of the outstanding stock or voting power of the [relevant entity].” 1 • In a publicly issued Interpretative Statement, the DFI advised that the acquisition of proxies constituted power to vote because “[t]he key statutory phrase – ‘power to vote’ – is the very essence of a ‘proxy.’ Upon receipt of the proxy a person will then ‘control’ and ‘hold’ the ‘power to vote…the voting stock’ of a company.” In its Interpretative Statement, the DFI expressly followed the regulators in New York, Pennsylvania and other states. 2 • However, the DFI made clear that “[t]his approval requirement is not designed to prevent changes of control. Rather, it is to assure the protection of bank depositors, borrowers or shareholders, and the public interest.” 2 p. 1 1 RCW 30A.04.400(1). 2 Washington Department of Financial Institutions, ISDRL-2018-001-DOB (March 15, 2018) – see p. 3

Roaring Blue Lion had ample time and opportunity to adhere to Washington’s bank regulatory laws Even though it should have known before May 8, 2018, Roaring Blue Lion did not file an application, continued to solicit proxies, and waited almost two weeks to disclose to shareholders the risk that its blue proxy cards could be void. • The aforementioned provisions in the Washington Commercial Bank Act have been unchanged since 2014. They are certainly not something that HomeStreet can influence. • The DFI issued its formal interpretation of the applicable requirements and made it publicly available on March 15, 2018 (see next page). • The DFI notified Roaring Blue Lion on May 8, 2018 of the regulatory requirement to file an application. o The DFI sent HomeStreet a copy of its notice the same day. o To protect shareholders, HomeStreet informed the SEC of the DFI’s notice to Roaring Blue Lion two days later, on May 10, 2018. • On Sunday, on May 20, 2018, Roaring Blue Lion suddenly contacted HomeStreet for the first time on this issue and demanded that HomeStreet agrees to vote their blue proxy cards “by the end of the day.” However, our bank regulatory counsel advised that this purported “solution” would not cure Roaring Blue Lion’s failure to file an application. o In fact, HomeStreet might have been liable for aiding and abetting their violation, which could be a criminal infraction. p. 2

The DFI’s Interpretative Statement was publicly available since March 15, 2018 p. 3

Roaring Blue Lion is Misleading Shareholders • It appears that Roaring Blue Lion did not disclose this issue to ISS before their report on May 12, 2018, or Glass Lewis before their report on May 11, 2018, despite knowing it was an important factor and having been alerted by the regulators on May 8th, before ISS or Glass Lewis had made recommendations. • Roaring Blue Lion’s highly aggressive and bitter press release is, in our view, simply an attempt to hide the fact that they knew about this important regulatory issue and chose to ignore its implications. p. 4

Important Additional Information Important Additional Information HomeStreet, Inc. (“HMST” or the “Company”), its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the 2018 Annual Meeting. The Company has filed a definitive proxy statement and form of WHITE proxy card with the SEC in connection with such solicitation of proxies from the Company’s shareholders (the “Definitive Proxy Statement”). SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, THE ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Definitive Proxy Statement contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. In the event that holdings of the Company’s securities change from the amounts disclosed in the Definitive Proxy Statement, such changes will be set forth in SEC filings on Forms 3, 4 and 5, which can be found through the Company’s website at www.homestreet.com in the section “Investor Relations” or through the SEC’s website at www.sec.gov. Shareholders will be able to obtain the Definitive Proxy Statement, any amendments or supplements to the Definitive Proxy Statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.homestreet.com in the section “Investor Relations.” p. 5